James J. Taylor
                           Certified Public Accountant

                                  June 12, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

I have been furnished with a copy of the response to Item 4a, paragraph i through v of Form 8- K/A dated June 11, 2001 to be filed by my former client, Pangea Petroleum Corporation. I agree with the statement made in response to these items as they relate to my firm.

                                            Sincerely yours,

                                            /s/ James J. Taylor
                                                James J. Taylor
                                                Certified Public Accountant


555 IH 35 South, Suite 312
New Braunfels, Texas 78130